UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2020

Washington Prime Group Inc.
Washington Prime Group, L.P.

(Exact name of Registrant as specified in its Charter)

Indiana Indiana	001-36252 333-205859	46-4323686 46-4674640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Security	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	WPG	New York Stock Exchange
7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRH	New York Stock Exchange
6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 28, 2020, Washington Prime Group Inc., an Indiana corporation (the “Company”), was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common shares, par value $0.0001 per share (the “Shares”), over the prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.

As required by the NYSE, the Company plans to notify the NYSE of its intent to cure the deficiency and restore its compliance with the NYSE continued listing standards. The Company intends to consider all available options to regain compliance with the requirements of Section 802.01C of the NYSE Listed Company Manual, including, if necessary, by implementing a reverse stock split, subject to appropriate approvals.

Ordinarily, the Company would have a period of six months following the receipt of the notice to regain compliance. However, pursuant to rule filing SR-NYSE-2020-36, which became immediately effective on April 21, 2020, the NYSE is providing for a longer period of time to regain compliance by tolling the applicable compliance period through June 30, 2020 for companies that have been identified as below compliance with certain continued listing requirements, including the requirement to maintain an average closing price of a security of not less than $1.00 over a consecutive 30 trading-day period. As a result, the Company has until January 1, 2021 to regain compliance.

In order to regain compliance, on the last trading day of any calendar month during the cure period, the Shares must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month.

The notice has no immediate impact on the listing of the Shares, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other continued listing requirements of the NYSE. The Shares will continue to trade on the NYSE under the symbol “WPG” but will have an added designation of “.BC” to indicate the status of the Shares as “below compliance.” If the Company fails to regain compliance with Section 802.01C of the NYSE Listed Company Manual by the end of the cure period, the Shares will be subject to the NYSE’s suspension and delisting procedures.

The notice does not affect ongoing business operations of the Company or its reporting requirements with the Securities and Exchange Commission.

Item 7.01     Regulation FD Disclosure.

On May 4, 2020, the Company issued a press release announcing the receipt of the notice of noncompliance from the NYSE, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits.

99.1      Press Release dated May 4, 2020.

104     Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*). (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2020 Washington Prime Group Inc.	Date: May 4, 2020 Washington Prime Group, L.P.
(Registrant)	(Registrant)

By: /s/ Robert P. Demchak	By: Washington Prime Group Inc.,
Robert P. Demchak	its sole general partner
Executive Vice President, General
Counsel & Corporate Secretary	By: /s/ Robert P. Demchak
Robert P. Demchak
Executive Vice President, General Counsel & Corporate
Secretary

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